Exhibit 99.1

NEWS RELEASE
For Immediate Release
Contact: Alison Ziegler, Cameron Associates (212) 554-5469
alison@cameronassoc.com www.americanecology.com

AMERICAN ECOLOGY ANNOUNCES STOCK REPURCHASE PROGRAM

Boise, Idaho – October 28, 2008 – American Ecology Corporation (NASDAQ-GS: ECOL) (the “Company”) announced today that its Board of Directors has authorized a program to repurchase up to 600,000 shares, or about 3%, of its outstanding common stock.  The program will remain in effect until December 31, 2008, unless extended, canceled or modified by the Board of Directors.

Stock repurchases under this program may be made in the open market or through privately negotiated transactions on an opportunistic basis at times and in such amounts as the Company deems to be in the best long-term interest of stockholders.

The number of shares to be repurchased and the timing of any purchases will be influenced by a number of factors, including the then prevailing market price of the common stock of the Company, macro-economic conditions and other factors. The Company anticipates funding the repurchases with cash. At September 30, 2008, the Company had 18.3 million shares outstanding and $19.2 million in cash.

“This opportunistic repurchase authorization is a direct reflection of current market volatility combined with American Ecology’s strong financial condition and continued growth prospects,” commented Stephen A. Romano, Chairman and Chief Executive Officer.

The authorization does not obligate American Ecology to acquire any particular amount of common stock and may be modified or suspended at any time at the Company’s discretion.

About American Ecology Corporation
American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as steel mills, medical and academic institutions, refineries, chemical manufacturing facilities and the nuclear power industry. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will meet its 2008 earnings estimates, successfully execute its growth strategy, repurchase its stock under approved stock repurchase plans or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to American Ecology Corporation’s December 31, 2007 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, compliance with and changes to applicable laws and regulations, limitations operating the thermal desorption system installed at the Texas facility, access to cost effective transportation services, access to insurance and other financial assurances, loss of key personnel, lawsuits, adverse economic conditions, government funding or competitive pressures, incidents that could limit or suspend specific operations,  our ability to perform under required contracts, our willingness or ability to pay dividends and our ability to integrate any potential acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of American Ecology Corporation.